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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 31, 2014

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (01/12)
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Item 1.01                      Entry into a Material Definitive Agreement.

(a)           Acquisition of UEC Electronics, LLC

On April 1, 2014, we entered into and consummated a Membership Interest Purchase Agreement (the “Agreement”) to purchase all of the membership interests of UEC Electronics, LLC, a South Carolina limited liability company (“UEC”), from the seller of UEC (the “Seller”), a company principally owned by UEC’s two top managers (together with the Seller, the “Sellers”). UEC management will stay with UEC and will continue to manage UEC as a wholly-owned subsidiary of ours.

UEC develops and manufactures electronic components and subsystems primarily for military, aerospace and industrial customers. UEC specializes in core, proprietary engineering capabilities in highly-demanded solution areas, including: (i) hybrid power generation systems, (ii) smart power subsystems for military vehicles and dismounted applications, and (iii) aircraft and missile systems support for cutting-edge weapons and communications technologies.

The initial acquisition price of UEC was $28 million plus 775,000 shares of our common stock,  as well as a potential earn-out of up to $5.5 million over the next two calendar years, which earn-out is payable in cash or shares of our common stock at our option.  On March 31, 2014, the closing price of Arotech’s common stock on the Nasdaq Global Market was $6.22 per share, causing the common stock issued in the acquisition to be valued for accounting purposes at $4.82 million, subject to potential reduction to reflect the fact that the stock being issued in the acquisition is unregistered and not freely tradable. The source of the cash used was $22.5 million of the funds provided by the financing transaction described below under section (b) of this Item 1.01 and $5.5 million of Arotech’s working capital.

The amount of consideration was determined based upon arm's-length negotiations between ourselves and the Sellers. We are not aware of any pre-existing material relationship between the Sellers and us, or between the Sellers and our affiliates, directors or officers, or any associate of any such affiliate, director or officer.

In connection with our acquisition of UEC and our issuance of our stock to the Seller, we agreed to register for resale the shares of common stock issued to the Seller. In addition, we entered into a lockup agreement with the Sellers, pursuant to which there are restrictions until October 1, 2014 on the amount of our stock that the Seller may sell.

A copy of the Agreement is attached as Exhibit 4.1 hereto, and incorporated herein by reference. Attached as Exhibit 4.2 hereto, and incorporated herein by reference, is a copy of the Lock-Up Agreement that we, the Seller and its owners have entered into in connection with the acquisition. The above descriptions of the terms of the Agreement and the Lock-Up Agreement are qualified in its entirety by reference to the attached exhibits. A copy of the press release issued in connection with the above is included herein as Exhibit 99.1.

(b)           Bank Financing

FAAC Incorporated (“FAAC”), a wholly-owned subsidiary of ours, has a $15.0 million line of credit (the “Line of Credit”) with Fifth Third Bank (the “Bank”) at a rate of LIBOR plus 3.75%, secured by the assets and receivables of FAAC and by the assets and receivables of us and of our subsidiary Electric Fuel Battery Corporation (“EFBC”). Additionally, we and EFBC are guarantors of the Line of Credit.

On April 1, 2014, pursuant to an Amended and Restated Credit Agreement (the “Amended Credit Agreement”), the parties to the original credit agreement (the “Original Credit Agreement”) agreed to amend the Line of Credit to add two term loans to it: an $18.0 million 61-month senior term loan at a 2014 interest rate of 3.75% over LIBOR, and a $4.5 million 61-month B term loan at a 2014 interest rate of 5.5% over LIBOR. Pursuant to a joinder agreement that took effect upon our acquisition of UEC (the “Joinder Agreement”), UEC became a party to the Amended Credit Agreement as a co-borrower with FAAC, and provided a guaranty and security substantially identical to that granted by us and EFBC. We and FAAC and EFBC also entered into a patent and trademark security agreement with the Bank; upon effectiveness of the Joinder Agreement, UEC executed a substantially identical agreement.

Certain covenants contained in the Original Credit Agreement have been modified in the Amended Credit Agreement. Commencing with the fiscal quarter ending June 30, 2014, our “Fixed Charge Coverage Ratio,” determined on a combined basis with UEC and otherwise computed in the same manner as under the Original Credit Agreement, has been raised to 1.25 to 1 from 1.10 to 1. “Net Advances to Affiliates” as defined in the Original Credit Agreement are now defined with reference to FAAC or UEC, as the case may be, and may not increase by more than $5,500,000 on a combined basis for both borrowers in any calendar year over a “Base Amount” to be determined by mutual agreement of FAAC and the bank.

In addition, two new covenants have been added in the Amended Credit Agreement. First, UEC’s earnings before interest, taxes, depreciation and amortization with certain add-backs (“EBITDA”), computed on a stand-alone basis, may not be less than $4,500,000 for any trailing twelve-month period ending at the end of a fiscal quarter (a “Test Period”) beginning with the Test Period ending September 30, 2014 and each succeeding fiscal quarter thereafter. Second, the ratio of “Combined Funded Indebtedness” (defined as all indebtedness (a) in respect of money borrowed, (b) evidenced by a note, debenture or other like written obligation to pay money, (c) in respect of rent or hire of property under leases or lease arrangements which under GAAP are required to be capitalized or (d) in respect of obligations under conditional sales or other title retention agreements, all as determined on a combined basis for FAAC and UEC) to “Combined Adjusted EBITDA” (defined as EBITDA of FAAC and UEC computed on a combined basis) may not exceed (a) 2.25 to 1.0 for the Test Period ending September 30, 2014 or any Test Period ending as of the end of any fiscal quarter thereafter prior to the fiscal quarter ending March 31, 2015 or (b) 2.00 to 1.0 for the Test Period ending March 31, 2015 or any Test Period ending as of the end of any fiscal quarter thereafter.

A copy of the Amended Credit Agreement is attached as Exhibit 4.3 hereto, and the foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to such exhibit. Copies of the Joinder Agreement, the Security Agreement and the Guaranty entered into by UEC, and the form of Patent and Trademark Security Agreement entered into by us and our active U.S. subsidiaries, are filed as Exhibits 4.4, 4.5, 4.6 and 4.7, respectively, to this Current Report on Form 8-K, and the foregoing description of such documents is qualified in its entirety by reference to such exhibits.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

Item 1.01(a) above is hereby incorporated by reference into this Item 2.01.

Item 2.02                      Results of Operations and Financial Condition.

On March 31, 2014, we publicly disseminated an earnings release (the “Release”) announcing our financial results for the year ended December 31, 2013. A copy of the Release is attached as Exhibit 99.2 hereto.

The information included in the attached Exhibit 99.2 is being furnished pursuant to Item 2.02 of Form 8-K, insofar as it discloses historical information regarding our results of operations and financial condition as of and for the year ended December 31, 2013. In accordance with General Instructions B.2 of Form 8-K, the information in this portion of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01(b) above is hereby incorporated by reference into this Item 2.03.

Item 3.02                      Unregistered Sales of Equity Securities.

Item 1.01(a) is hereby incorporated by reference into this Item 3.02.  The sale of the securities was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act, including Regulation D and Rule 506 promulgated thereunder, relative to transactions by an issuer not involving a public offering. The Sellers represented to us that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof.

Item 8.01                      Other Events.

Revised Risk Factors

We are filing the risk factors attached hereto as Exhibit 99.3 for the purpose of updating and superseding the risk factor disclosure contained in our public filings, including those discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 31, 2014.

Item 9.01                      Financial Statements and Exhibits.

(a)
Financial Statements of Businesses Acquired – Attached as Exhibit 99.4, and incorporated by reference in its entirety herein, are the audited consolidated financial statements of UEC Electronics, LLC and subsidiaries (“UEC”), as follows:
• Consolidated balance sheets as of December 31, 2013 and December 31, 2012;
• Consolidated statements of income and comprehensive income for the years ended December 31, 2013 and December 31, 2012;
• Consolidated statements of changes in members’ equity for the years ended December 31, 2013 and December 31, 2012;
• Consolidated statements of cash flows for the years ended December 31, 2013 and December 31, 2012;
• Consolidated notes to financial statements

(b)
Pro Forma Condensed Combined Financial Information – To be filed by amendment to this Current Report on Form 8-K as soon as practicable but not later than 77 days after the filing of this Current Report.

(c)	As described above, the following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
4.1	Membership Interest Purchase Agreement among, inter alia, Arotech Corporation, UEC Electronics, LLC and Ufkes Holdings, LLC dated April 1, 2014
4.2	Lock-Up Agreement among, inter alia, Arotech Corporation, UEC Electronics, LLC and Ufkes Holdings, LLC dated April 1, 2014
4.3	Amended and Restated Credit Agreement among Arotech Corporation, FAAC Incorporated and Fifth Third Bank dated March 31, 2014
4.4	Joinder Agreement between UEC Electronics, LLC and Fifth Third Bank dated April 1, 2014
4.5	Security Agreement between UEC Electronics, LLC and Fifth Third Bank dated April 1, 2014
4.6	Guaranty from UEC Electronics, LLC to Fifth Third Bank dated April 1, 2014
4.7
Patent and Trademark Security Agreement among Arotech Corporation,  FAAC Incorporated, Electric Fuel Battery Corporation and Fifth Third Bank dated March 31, 2014 [a substantially identical agreement was executed by UEC Electronics, LLC]

23.1	Consent of Moore Beauston & Woodham LLP
99.1	Press release dated April 1, 2014
99.2	Press release dated March 31, 2014
99.3	Revised Risk Factors
99.4	Audited consolidated financial statements of UEC Electronics, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)

/s/ Robert S. Ehrlich
Name:	Robert S. Ehrlich
Title:	Chairman and CEO
Dated:           April 1, 2014